UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2020

Date of Report (Date of earliest event reported)

Health Sciences Acquisitions Corporation 2

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-39421	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 10th Avenue, Floor 7 New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 597-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	HSAQ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed on a Current Report on Form 8-K dated August 3, 2020, on August 6, 2020, Health Sciences Acquisitions Corporation 2 (the “Company”) consummated the IPO of 16,000,000 ordinary shares (the “Ordinary Shares”) (which includes full exercise of the underwriter’s over-allotment option). The Ordinary Shares were sold at an offering price of $10.00 per Ordinary Share, generating gross proceeds of $160,000,000.

As of August 6, 2020, a total of $160,000,000 of the net proceeds from the IPO and the private placement consummated simultaneously with the closing of the IPO were deposited in a trust account established for the benefit of the Company’s public stockholders.

An audited balance sheet as of August 6, 2020 reflecting receipt of the proceeds upon consummation of the IPO and the private placement is included with this report as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Balance Sheet dated August 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2020

HEALTH SCIENCES ACQUISITIONS CORPORATION 2

By:	/s/ Roderick Wong
Name:	Roderick Wong
Title:	Chief Executive Officer

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